EXHIBIT 10.10


                              PERFORMANCE GUARANTY

                               OEDC PARTNERS, L.P.

                                February 28, 1996


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                              PERFORMANCE GUARANTY


        This Performance Guaranty (this "GUARANTY"), dated February 28, 1996 is made by OEDC PARTNERS, L.P. a Texas limited partnership ("OEDC PARTNERS"), in favor of MCNIC Mobile Bay Gathering Company, a Michigan corporation ("MMBGC").

        As contemplated by the Agreement for Purchase and Sale dated January 31, 1996 (as the same may be amended from time to time, and any documents delivered pursuant thereto, the "PURCHASE AGREEMENT") between Dauphin Island Gathering Company ("DIGC") and MMBGC (the successor to Pipeline & Processing Group, Inc. by assignment dated February 28, 1996), MMBGC will buy and DIGC will sell 96 percent of DIGC's interest in Dauphin Island Gathering Partners, a Texas general partnership. The execution and delivery by OEDC Partners of this Guaranty are conditions precedent to the performance by MMBGC of the Purchase Agreement. The guaranties provided in this Guaranty reasonably may be expected to benefit, directly or indirectly, OEDC Partners. Further, it is in the best interest of OEDC Partners to provide the guaranties set forth hereunder, and the execution and performance of such guaranties are necessary or convenient to the conduct, promotion, or attainment of the business of OEDC Partners. In consideration of the premises and in order to induce MMBGC to enter into the Purchase Agreement, OEDC Partners hereby agrees as follows:


1. DEFINED TERMS. Each capitalized term referenced in this Guaranty but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

2. GUARANTY.

        2.1 GUARANTY. OEDC Partners hereby unconditionally and irrevocably guarantees to MMBGC, the punctual performance or payment (as the case may be) when due, whether at stated maturity or otherwise, of all obligations of DIGC now or hereafter existing under the Purchase Agreement (all of such obligations under the Purchase Agreement, being referred to herein as the "OBLIGATIONS"), and any and all expenses (including reasonable counsel fees and expenses) incurred by MMBGC in enforcing any rights under this Guaranty; PROVIDED THAT all payments by OEDC Partners under this Section 2.1 shall be made within five Business Days following MMBGC's demand therefor given in writing to OEDC Partners (which demand will set forth the basis and calculation of the amount for which demand is made).

        2.2 GUARANTY ABSOLUTE. OEDC Partners guarantees that, subject to the demand and payment provisions set forth in Section 2.1, the Obligations will be performed or paid (as the case may be) strictly in accordance with the terms of the Purchase Agreement. To the fullest extent permitted by applicable law, the liability of OEDC Partners under this Guaranty shall be absolute and unconditional (as primary obligor and not merely as surety) irrespective of:

               (a) any lack of validity or enforceability of the Purchase Agreement or any other agreement or instrument relating thereto;

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               (b) any law now or hereafter in effect in any jurisdiction affecting any of the terms of the Purchase Agreement or the rights of MMBGC with respect thereto;

               (c) any change in the time, manner or place of performance, or payment of, or in any other term of, all or any of the Obligations, or any other amendment, extension of maturity or waiver of, or any consent to departure from the Purchase Agreement;

               (d) the existence of, or any release or amendment or waiver of or consent to departure from, any other guaranty, for all or any of the Obligations;

               (e) the failure of MMBGC to assert any claim or demand or to enforce any right or remedy under the Purchase Agreement;

               (f) any change in the corporate existence, structure or ownership of OEDC Partners, DIGC, MMBGC or any assignment by DIGC of its rights or obligations under the Purchase Agreement;

               (g) any bankruptcy, insolvency, receivership, or other proceedings under bankruptcy law involving DIGC, or MMBGC or any defense that may arise in connection with or as a result of any such bankruptcy, insolvency, receivership or other proceedings; or

               (h) any other act, omission to act, delay of any kind by OEDC Partners or any other person, or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of OEDC Partners hereunder.

The guaranty made by OEDC Partners hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by MMBGC for any reason, including the insolvency, bankruptcy or reorganization of DIGC, or otherwise, all as though such payment had not been made, and, in such event, OEDC Partners will pay to MMBGC an amount equal to any such payment that has been rescinded or returned. This Guaranty shall be absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a defense available to OEDC Partners or DIGC or a legal or equitable discharge of a surety or OEDC Partners except indefeasible payment in full of the Obligations. The provisions of this paragraph will survive any release or termination of this Guaranty. If and to the extent that OEDC Partners makes any payment to MMBGC pursuant to or in respect of this Guaranty, any claim which OEDC Partners may have against DIGC by reason thereof shall be subject and subordinate to the prior indefeasible payment in full of the Obligations. The obligations of OEDC Partners hereunder are independent of the obligations of DIGC and a separate action or actions may be brought and prosecuted against OEDC

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Partners to enforce this Guaranty, irrespective or whether any action is brought against DIGC or whether DIGC is joined in any such action or actions.

        2.3 WAIVER. Except as otherwise set forth in Section 2.1, OEDC Partners waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that MMBGC protect, secure, perfect, or insure any collateral or exhaust any right or take any action against DIGC or any collateral.

3.      REPRESENTATIONS AND WARRANTIES

        3.1 REPRESENTATIONS AND WARRANTIES OF OEDC PARTNERS. OEDC Partners hereby represents and warrants as follows:

               (a) OEDC Partners is a limited partnership duly organized and in good standing under the laws of the State of Texas. OEDC Partners is qualified to do business in and is in good standing under the laws of the State of Alabama. The sole general partner of OEDC Partners is OEDC, Inc.

               (b) OEDC Partners has full partnership power and authority to carry on its business as presently conducted, to enter into this Guaranty and to perform its obligations under this Guaranty. The execution and delivery of this Guaranty by OEDC Partners have been, and the performance by OEDC Partners of this Guaranty and the transactions contemplated hereby shall be at the time required to be performed hereunder, duly and validly authorized by all requisite partnership action on the part of OEDC Partners.

               (c) This Guaranty has been duly executed and delivered on behalf of OEDC Partners and constitutes the legal, valid and binding obligation of OEDC Partners enforce able in accordance with its terms, except as enforceability may be limited by Equitable Limitations. At the Closing all documents and instruments required hereunder to be executed and delivered by OEDC Partners shall be duly executed and delivered and shall constitute legal, valid and binding obligations of OEDC Partners enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

               (d) The execution and delivery of this Guaranty by OEDC Partners does not, and the consummation of the transactions contemplated by this Guaranty shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provision of the governing documents of OEDC Partners or OEDC, Inc., or (b) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to OEDC Partners or OEDC, Inc.


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4.      MISCELLANEOUS.

        4.1 NOTICES. All notices required or permitted under this Guaranty shall be in writing and, (1) if by air courier, shall be deemed to have been given one Business Day after the date deposited with a recognized carrier of overnight mail, with all freight or other charges prepaid, (2) if by telecopier, shall be deemed to have been given when actually received, and (3) if mailed, shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid, addressed as follows:

To OEDC Partners:          OEDC Partners, L.P.
                           1400 Woodloch Forest Dr., Suite 200
                           The Woodlands, Texas 77380
                           Attention: David Strassner
                           Telecopier:  713-364-1122

To MMBGC:                  MCNIC Mobile Bay Gathering Company
                           150 West Jefferson Avenue
                           Detroit, Michigan 48226
                           Attention: Michael J. Way
                           Telecopier: 313-256-6918

      4.2 INTEGRATION. This Guaranty sets forth the entire agreement and understanding of OEDC Partners and MMBGC in respect of the guaranty by OEDC Partners of the Obligations and supersedes all prior agreements, prior arrangements and prior understandings relating to the subject matter hereof.

      4.3 GOVERNING LAW. This Guaranty shall be governed and construed in accordance with the laws of the State of Texas without giving effect to any principles of conflicts of laws.

      4.4 WAIVER OR MODIFICATION. This Guaranty may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by a duly authorized officer of OEDC Partners and MMBGC. The failure of MMBGC at any time or times to require performance of any provision of this Guaranty shall not affect its right at a later time to enforce such provision. No waiver by MMBGC of any condition, or of any breach of any covenant, agreement, representation or warranty contained in this Guaranty, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other covenant, agreement, representation or warranty.

      4.5 HEADINGS. The section headings contained in this Guaranty are for convenient reference only and shall not in any way affect the meaning or interpretation of this Guaranty.

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      4.6 INVALID PROVISIONS. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid or unen forceable provision had never comprised a part hereof; and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty.

      4.7 CONTINUING GUARANTY. The obligations of OEDC Partners under Section 2 of this Guaranty shall be continuing and (a) remain in full force and effect as long as any Obligations are extant, (b) be binding upon OEDC Partners, its successors and assigns and (c) inure to the benefit of and be enforceable by MMBGC and its successors, transferees and assigns. Notwithstanding the foregoing, the obligations of OEDC Partners may not be assigned, transferred or conveyed directly or indirectly.

      4.8 WAIVERS OF OEDC PARTNERS. OEDC Partners hereby waives any right, whether legal or equitable, statutory, or nonstatutory, to require MMBGC to proceed against or take any action against or pursue any remedy with respect to the MMBGC, or any other person or make presentment or demand for performance or give any notice of nonperformance before MMBGC may enforce its rights hereunder against OEDC Partners.

      4.9 WAIVER OF JURY TRIAL. OEDC PARTNERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREIN.

      4.10 ARBITRATION. On the request of either MMBGC or OEDC Partners, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Guaranty shall be resolved by binding arbitration in accordance with Section 26 of the Purchase Agreement.

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      IN WITNESS WHEREOF, OEDC Partners has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                       OEDC PARTNERS, L.P., by its sole general partner, OEDC, Inc.

                                       By:   /s/ DOUGLAS H. KIESEWELTER
                                       Name:     Douglas H. Kiesewelter
                                       Title:    Executive Vice President

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